                                                                       Exhibit 2
                                                                       ---------

                             STOCKHOLDER AGREEMENT

     This Stockholder Agreement (as the same may be amended, supplemented or modified in accordance with the terms hereof, this "Agreement") is entered into
                                                    ---------
as of February 7, 2001 between Logitech Inc., a California corporation (together with its successors and assigns, "Logitech Subsidiary"), and [Sun Multimedia
                                  -------------------
Partners, L.P.] [Sun Venture Capital Partners I, L.P.], a Delaware limited partnership (together with its successors and assigns, the "Stockholder").
                                                            -----------

                                    Recitals
                                    --------

     Stockholder owns beneficially and of record an aggregate of [1,936,861] [95,300] shares (the "Initial Stockholder Shares") of common stock, par value
                      --------------------------
$.01 per share, of Labtec Inc., a Massachusetts corporation (the "Company").
                                                                  -------

     Logitech Subsidiary, Logitech S.A., a Swiss Corporation ("Parent") and the
                                                               ------
direct parent of Logitech Subsidiary, Thunder Acquisition Corp., a Massachusetts corporation ("Merger Sub"), and the Company are parties to an Agreement and Plan
              ----------
of Merger entered into as of the date hereof (as the same may be amended, supplemented or modified in accordance with its terms, the "Merger Agreement").
                                                            ----------------
Capitalized terms used but not defined herein have the meanings assigned to them in the Merger Agreement.

     The Merger Agreement provides, among other things, that Logitech Subsidiary shall make the Offer to purchase each issued and outstanding share of Common Stock for (i) the Cash Portion in cash per Share, without any interest thereon and (ii) a fraction of a Parent ADS equal to the Stock Portion (the Cash Portion and the Stock Portion are collectively referred to as the "Initial Transaction
                                                           -------------------
Consideration"), and that Merger Sub shall thereafter merge with and into the
-------------
Company (the "Merger"), upon the terms and subject to the conditions set forth
              ------
in the Merger Agreement.

     As a condition to the willingness of Parent, Logitech Subsidiary and Merger Sub to enter into the Merger Agreement, and as an inducement to them to do so, the Stockholder has agreed to tender the Stockholder Shares (as defined in
Section 1.1(a)(i) below) pursuant to the Offer, to vote all the Stockholder Shares, and all other securities of the Company over which the Stockholder has or controls voting power, in favor of the Merger, and is executing and delivering herewith a lock-up agreement with respect to the Parent ADSs to be received by the Stockholder in the Merger in the form attached hereto as Exhibit
                                                                         -------
A.
-

                                   Agreement
                                   ---------

     The parties agree as follows:

                                   Article I
                                   The Offer
                                   ---------

     Section 1.1    Tender of Shares; No Withdrawal.
                    -------------------------------

     (a) Promptly, and in no even later than the fifteenth business day following the commencement of the Offer or, if later, the fifth business day following receipt of the applicable Offer Documents, the Stockholder shall tender to the Exchange Agent:

          (i) a letter of transmittal with respect to the Initial Stockholder Shares (and any and all non-cash dividends, distributions, rights, other shares of Common Stock of the Company or other securities issued or issuable in respect thereof) (collectively, including the Initial Stockholder Shares, the "Stockholder Shares") complying with the terms of
                              ------------------
     the Offer to Purchase (the "Offer to Purchase") distributed by Logitech
                                 -----------------
     Subsidiary in connection with the Offer;

          (ii)  the certificates representing the Stockholder Shares; and

          (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer to Purchase and such letter of transmittal.

     (b) Prior to the termination of this Agreement, the Stockholder shall not withdraw the tender of the Stockholder Shares effected in accordance with
Section 1.1(a); provided, however, that the Stockholder may decline to tender,
                --------  -------
or may withdraw, any and all of the Stockholder Shares if, (i) the Company shall terminate the Merger Agreement in accordance with its terms or (ii) without the prior consent of the Stockholder, Logitech Subsidiary amends the Offer to (A) reduce the Cash Portion or the Stock Portion, (B) reduce the number of shares of Company Common Stock subject to the Offer, or (C) change the form of consideration payable in the Offer.

     Section 1.2    No Purchase.  Logitech Subsidiary may allow the Offer to
                    -----------
expire without accepting for payment or paying for any Stockholder Shares, on the terms and conditions set forth in the Offer to Purchase. If all Stockholder Shares validly tendered and not withdrawn are not accepted for payment and paid for in accordance with the terms of the Offer to Purchase, they shall be returned to the Stockholder, whereupon they shall, prior to the termination of this Agreement, continue to be held by the Stockholder subject to the terms and conditions of this Agreement.

                                  Article II
                               Consent and Voting
                               ------------------

     Section 2.1    Voting.  The Stockholder hereby revokes any and all previous
                    ------
proxies granted with respect to the Stockholder Shares. By entering into this Agreement, the Stockholder hereby consents to the Merger Agreement and the transactions contemplated thereby, including the Merger. So long as this Agreement is in effect and has not been terminated, the Stockholder hereby agrees to vote all Stockholder Shares now or hereafter acquired by the Stockholder, and all other shares of Common Stock (and any other securities of the Company with voting power) over which the Stockholder has or controls voting power:

     (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby;

     (b) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the Merger Agreement; and,

     (c) against any of the following actions (other than those actions that relate to the Merger and are contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company with any party; (B) any dissolution, liquidation or winding up of the Company; (C) any joint venture or material strategic relationship with any party; (D) any material change in the capitalization of the Company or the Company's capital structure; or (E) any other action that is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement

The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.


     Section 2.2    Proxy.  To fully implement the agreement of the Stockholder
                    -----
set forth in Section 2.1 above, the Stockholder hereby irrevocably appoints Logitech Subsidiary, its officers and designees, with full power of substitution (each of Logitech Subsidiary, its officers and designees and its substitutes being referred to herein as the "Proxy"), and each of them as the true and
                                 -----
lawful attorney and proxy of the Stockholder until the termination of this Agreement, to vote all Stockholder Shares on matters as to which such Stockholder is entitled to vote at a meeting of the stockholders of the Company or to which such Stockholder is entitled to express consent or dissent to corporate action in writing without a meeting of stockholders, in the Proxy's absolute, sole and binding discretion, on the matters specified in Section 2.1 above. The Stockholder agrees that the Proxy may, prior to the termination of this Agreement, in such Stockholder's name and stead, (i) attend any annual or special meeting of the stockholders of the Company and vote all Stockholder Shares at any such annual or special meeting as to the matters specified in
Section 2.1 above, and (ii) execute with respect to all Stockholder Shares any written consent to, or dissent from, corporate action respecting any matter specified in Section 2.1 above. Prior to the termination of this Agreement, the Stockholder agrees to refrain from, without the prior written consent of Logitech Subsidiary, (x) voting the Stockholder Shares of such Stockholder at any annual or special meeting of the stockholders of the Company in any manner inconsistent with the terms of this Agreement, (y) executing any written consent in lieu of a meeting of the stockholders of the Company in any manner inconsistent with the terms of this Agreement, and (z) granting any proxy or authorization to any person with respect to the voting of the Stockholder Shares, except pursuant to this Agreement, or taking any action contrary to or in any manner inconsistent with the terms of this Agreement. The Stockholder agrees that this grant of proxy and appointment of attorney is irrevocable and coupled with an interest and agrees that the person designated as Proxy pursuant hereto may at any time name any other person as its substituted Proxy to act pursuant hereto, either as to a specific matter or as to all matters.

     Section 2.3    Transfer.
                    --------

     (a) Until this Agreement is terminated, the Stockholder shall not, directly or indirectly: (i) offer to sell, sell short, transfer (including gift), assign, pledge or otherwise dispose of (each, a "Transfer") any interest
                                                        --------
in, or encumber with any Lien (as defined in Section 3.5 below), any of the Stockholder Shares; (ii) enter into any contract, option, put, call, "collar" or other agreement or understanding with respect to any Transfer of any or all of the Stockholder Shares or any interest therein; (iii) deposit the Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect thereto; or (iv) take any other action with respect to the Stockholder Shares that would in any way restrict, limit or interfere with the performance of its obligations hereunder.

     (b) Until this Agreement is terminated, any and all certificates evidencing the Stockholder Shares shall bear the following legend:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO A STOCKHOLDER AGREEMENT BETWEEN LOGITECH INC. AND [SUN MULTIMEDIA PARTNERS, L.P.] [SUN VENTURE CAPITAL PARTNERS I, L.P.] ANY TRANSFER OF SUCH SHARES OF COMMON STOCK IN VIOLATION OF THE TERMS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER. A COPY OF THE AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

                                  Article III
               Representations and Warranties of the Stockholder
               -------------------------------------------------

     The Stockholder represents and warrants to Logitech Subsidiary that:

     Section 3.1    Existence and Power.  The Stockholder is duly organized,
                    -------------------
validly existing and in good standing under the laws of the State of Delaware and has all power and authority to consummate the transactions contemplated hereby.

     Section 3.2    Corporate Authorization.  The Stockholder has the power to
                    -----------------------
execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and such related documents. This Agreement has been duly executed and delivered by the Stockholder and, assuming due and valid authorization, execution and delivery by Logitech Subsidiary, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws and principles now or hereafter in effect, affecting creditors' rights generally, (b) rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, or
(c) the exercise of the discretionary powers or any court or other authority before which a proceeding may be brought seeking equitable remedies, including specific performance and injunctive relief.

     Section 3.3    Governmental Authorization.  The execution, delivery and
                    --------------------------
performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby do not require the Stockholder to obtain any consent of, or to make any filing with, any Governmental Entity other than: (a) compliance with any applicable requirements of the HSR Act; (b) compliance with any applicable requirements of the Exchange Act; and (c) such other consents and filings which, if not obtained or made, would not have a material adverse effect on the ability of the Stockholder to consummate the transactions contemplated hereby.

     Section 3.4    Non-Contravention.  The execution, delivery and performance
                    -----------------
by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby do not and will not, (a) contravene or conflict with any organizational document of the Stockholder, (b) contravene or conflict with, or constitute a violation of, any provision of any law, regulation, judgment, injunction, order or decree binding upon the Stockholder or any of its properties or assets, (c) with or without the giving of notice or passage of time or both, constitute a breach or default under any agreement, contract or other instrument binding upon the Stockholder or, to the Stockholder's knowledge, the Company, or (d) result in the creation or imposition of any Lien on the Stockholder Shares, except with respect to the foregoing clauses (c) or (d) such contraventions, conflicts, violations, breaches, defaults or Liens which would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of the Stockholder to consummate the transactions contemplated hereby.

     Section 3.5    Ownership.  The Stockholder is the sole, true, lawful record
                    ---------
and beneficial owner of the Stockholder Shares (other than to the extent that beneficial ownership may be attributed to others under Rule 13d-3 under the Exchange Act) and that, except as set forth on Schedule 3.5 hereto, there are no
                                               ------------
restrictions on voting rights or rights of disposition pertaining to the Stockholder Shares. The Stockholder will convey good and valid title to the Stockholder Shares being acquired by Logitech Subsidiary pursuant to the Offer or the Merger, as the case may be, free and clear of any and all liens, restrictions, security interests or any encumbrances whatsoever, other than restrictions under applicable securities laws (collectively, "Liens").
                                                              -----

     Section 3.6    Total Shares.  The Stockholder Shares are the only shares of
                    ------------
capital stock of the Company beneficially owned by the Stockholder, the number and class of the Stockholder Shares are set forth on Schedule 3.6 hereto and,
                                                     ------------
except as set forth on Schedule 3.6 hereto, the Stockholder has no option to
                       ------------
purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

                                  Article IV
             Representations and Warranties of Logitech Subsidiary
             -----------------------------------------------------

     Logitech Subsidiary represents and warrants to the Stockholder that:

     Section 4.1    Existence and Power.  Logitech Subsidiary is a corporation,
                    -------------------
duly organized, validly existing and in good standing under the laws of California and has all corporate power and authority to consummate the transactions contemplated hereby.

     Section 4.2    Corporate Authorization.  Logitech Subsidiary has the
                    -----------------------
corporate power to execute, deliver and perform this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and such related documents. This Agreement has been duly executed and delivered by Logitech Subsidiary and, assuming due and valid authorization, execution and delivery by the Stockholder, constitutes a valid and binding obligation of Logitech Subsidiary, enforceable against Logitech Subsidiary in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws and principles now or hereafter in effect, affecting creditors' rights generally, (b) rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, or (c) the exercise of the discretionary powers or any court or other authority before which a proceeding may be brought seeking equitable remedies, including specific performance and injunctive relief.

     Section 4.3    Governmental Authorization.  The execution, delivery and
                    --------------------------
performance by Logitech Subsidiary of this Agreement and the consummation by Logitech Subsidiary of the transactions contemplated hereby do not require Logitech Subsidiary to obtain any consent of, or to make any filing with, any Governmental Entity other than: (a) compliance with any applicable requirements of the HSR Act and applicable antitrust or competition laws of foreign states;
(b) compliance with any applicable requirements of the Swiss Stock Exchange, the Nasdaq National Market and the Exchange Act; and (c) such other consents and filings which, if not obtained or made, would not have a material adverse effect on the ability of Logitech Subsidiary to consummate the transactions contemplated hereby.

     Section 4.4    Non-Contravention.  The execution, delivery and performance
                    -----------------
by Logitech Subsidiary of this Agreement and the consummation by Logitech Subsidiary of the transactions contemplated hereby do not and will not, (a) contravene or conflict with the certificate of incorporation or bylaws of Logitech Subsidiary, (b) contravene or conflict with, or constitute a violation of, any provision of any law, regulation, judgment, injunction, order or decree binding upon Logitech Subsidiary or any of its properties or assets, (c) with or without the giving of notice or passage of time or both, constitute a breach or default under any agreement, contract or other instrument binding upon Logitech Subsidiary, or (d) result in the creation or imposition of any Lien on the business, properties or assets of Logitech Subsidiary, except with respect to the foregoing clauses (b), (c) or (d) such contraventions, conflicts, violations, breaches, defaults or Liens which would not, individually or in the aggregate, have a material adverse effect on the ability of Logitech Subsidiary to consummate the transactions contemplated hereby.

     Section 4.5    Acquisition for Logitech Subsidiary Account.  Any
                    -------------------------------------------
Stockholder Shares to be acquired upon consummation of the Offer will be acquired by Logitech Subsidiary or Merger Sub for its or their own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act of 1933, and the rules and regulations thereunder.

                                   Article V
                             Additional Agreements
                             ---------------------

     Section 5.1    Agreement of the Stockholder.  The Stockholder hereby
                    ----------------------------
covenants and agrees that:

     (a) From the date hereof until the earlier of the termination hereof and the Effective Time, the Stockholder shall not (and it shall not permit any of its officers, directors, agents or affiliates to), directly or indirectly, take any action that would cause the Company to breach Section 6.3 of the Merger Agreement. The Stockholder shall promptly notify Logitech Subsidiary after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any Company Subsidiary by any person that to the Stockholder's knowledge may be considering making or has made an Acquisition Proposal and shall keep Logitech Subsidiary informed of the status and details of any such Acquisition Proposal or request.

     (b) In the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalization, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing Logitech Subsidiary's rights hereunder, the number and kind of shares or securities subject to this Agreement and the price set forth herein at which the Stockholder Shares may be purchased from the Stockholder pursuant to the Offer shall be appropriately and equitably adjusted so that Logitech Subsidiary shall receive pursuant to the Offer the number and class of shares or other securities or property that Logitech Subsidiary would have received in respect of the Stockholder Shares purchasable pursuant to the Offer if such purchase had occurred immediately prior to such event.

     (c) [The Stockholder shall promptly exercise any rights it has under that certain letter agreement dated September 28, 2000 among the Stockholder, the Company and The KB Mezzanine Fund II., L.P. ("KB") to cause KB to tender and/or
                                              --
vote all shares of Common Stock of the Company over which KB has control in the same manner as the Stockholder is required to tender and/or vote the Stockholder Shares under this Agreement.]


                                  Article VI
                                 Miscellaneous
                                 -------------

     Section 6.1    Expenses.  All costs and expenses incurred in connection
                    --------
with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses[, except that the Company shall bear the costs and expenses incurred by the Stockholder in connection with this Agreement and the transactions contemplated hereby to the extent provided in Section 4.19 of the Merger Agreement].

     Section 6.2    Further Assurances.  Logitech Subsidiary and the Stockholder
                    ------------------
will execute and deliver or cause to be executed and delivered all further documents and instruments and use its commercially reasonable efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

     Section 6.3    Specific Performance.  The parties acknowledge and agree
                    --------------------
that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Agreement shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to Logitech Subsidiary or the Stockholder for any breach by the other party or parties of any agreement, covenant or representation hereunder.

     Section 6.4    Notices.  All notices and other communications required or
                    -------
permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be deemed duly given (a) on the date delivered if personally delivered, (b) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the business day after being sent by Federal Express or another recognized overnight mail service for next day or next business day delivery, or (d) five business days after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to following addresses (or at such other address or telecopier number for a party as shall be specified by like notice):

     (a)  If to Logitech Subsidiary, to:

          Logitech Inc.
          6505 Kaiser Drive
          Fremont, California 94555
          Telecopier No. (510) 795-7496
          Attention: Kristen Onken

          with a copy to:

          Wilson Sonsini Goodrich & Rosati
          Professional Corporation
          650 Page Mill Road
          Palo Alto, California 94304
          Telecopier No.: (650) 461-5375
          Attention: Steven V. Bernard

          and a copy to:

          Wilson Sonsini Goodrich & Rosati
          Professional Corporation
          One Market
          Spear Tower, Suite 3300
          San Francisco, California 94105
          Telecopier No.: (415) 947-2099
          Attention: Steve L. Camahort

     (b)  if to the Stockholder, to:

          c/o Sun Capital Partners, Inc.
          5355 Town Center Road, Suite 802
          Telecopier: (561) 394-0540
          Boca Raton, Florida  33486
          Attention:  Marc J. Leder and Rodger R. Krouse

          with a copy to:

          Jenkens & Gilchrist Parker Chapin LLP
          The Chrysler Building
          405 Lexington Avenue
          New York, New York 10174
          Telecopier No.:  (212) 704-6288
          Attention:  Michael Weinsier

     Section 6.5    Survival of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties contained in Articles III and IV of this Agreement shall survive delivery of the Stockholder Shares pursuant to Section
1.1 hereof. None of the representations and warranties contained in this Agreement shall survive the termination of this Agreement or (except for the representations and warranties of the Stockholder in Sections 3.5 and 3.6) the acceptance for payment and payment for the Stockholder Shares pursuant to the Offer.

     Section 6.6    Amendments; Termination.  Any provision of this Agreement
                    -----------------------
may be amended, modified, waived for supplemented if, and only if, such amendment, modification, waiver or supplement is in writing and signed, in the case of an amendment, modification or supplement, by Logitech Subsidiary and the Stockholder or, in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. Upon any termination of this Agreement, the obligations of the parties hereunder shall be of no further force or effect; provided, however,
                                                          --------  -------
that no termination of this Agreement shall relieve any party hereto from any liability from any breach of any provision of this Agreement prior to termination.

     Section 6.7    Successors and Assigns.  The provisions of this Agreement
                    ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may
                                   --------  -------
assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party.

     Section 6.8    Governing Law.  This Agreement shall be construed in
                    -------------
accordance with and governed by the laws of the State of New York that apply to agreements made and performed entirely within such state, except that the MBCL shall apply to matters relating to the internal governance of the Company.

      Section 6.9   Jurisdiction.  Each of the parties hereto hereby irrevocably
                    ------------
consents and submits to the exclusive jurisdiction of the United States District Court for the Northern District of California in connection with any dispute arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of California in connection with such proceeding and waives any objection to venue in the State of California), and agrees that service of any summons, complaint, notice or other process relating to such dispute may be effected in the manner provided by Section 6.4.

     Section 6.10   Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto.

     Section 6.11   Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to, or shall confer upon, any other person any right, benefit or remedy of any nature whatsoever under, or by reason of, this Agreement, including, without limitation, by way of subrogation.

     Section 6.12   Stockholder Capacity.  The Stockholder signs solely in its
                    --------------------
capacity as the record holder and beneficial owner of the Stockholder Shares of the Stockholder and nothing herein shall limit or affect any actions taken by such Stockholder in his or her capacity as an officer or director of the Company and no such actions shall be deemed a breach of this agreement.

     Section 6.13   Entire Agreement.  This Agreement, including any exhibits or
                    ----------------
schedules hereto and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

     Section 6.14   Counterparts; Effectiveness.  This Agreement may be signed
                    ---------------------------
in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                     [The next page is the signature page]

     The parties have executed and delivered this Stockholder Agreement as of the date first written above.

                              LOGITECH INC.

                              By:_______________________________________
                                    Name: Guerrino De Luca
                                    Title: President and CEO

                              By:_______________________________________
                                    Name: Kristen Onken
                                    Title: Chief Financial Officer


                              [SUN MULTIMEDIA PARTNERS, L.P]
                              [SUN VENTURE CAPITAL PARTNERS I, L.P.]


                              By:_______________________________________
                              Name:
                              Title:

                                                                       Exhibit A
                                                                       ---------

                               Lock-Up Agreement

                                February 7, 2001

Logitech Inc.
6505 Kaiser Drive
Fremont, California 94555-3615


RE:  Labtec Inc. (the "Company")


Ladies & Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock"). The Company proposes to enter into an Agreement and Plan of Merger with Logitech International S.A., ("Parent"), Logitech Inc., a wholly-owned subsidiary of Parent, and Thunder Acquisition Corp. (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Merger Sub will make an exchange offer for all the outstanding shares of the Company (the "Offer") and subsequently Merger Sub will be merged with and into the Company with the Company to be the surviving corporation in the merger (the "Merger"). The undersigned acknowledges that the transactions contemplated by the Merger Agreement will be of significant benefit to the undersigned and that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out and entering into the Merger Agreement.

     As a result of the Offer or the Merger, the undersigned will receive American Depositary Shares (each a "Parent ADS"), each of which represents one-tenth of one registered share, par value Chf 10 per share, of Parent (the "Parent Registered Shares").

      In consideration of the foregoing, the undersigned hereby agrees that from the date hereof, the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any Parent ADSs now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (ii) with the prior written consent of Parent. The foregoing restrictions will terminate (i) with respect to fifty percent (50%) of the number of Parent ADSs received as a result of the Offer or the Merger on the 60/th/ day after the completion of the Offer, and (ii) in full 120 days after the Closing of the Offer (the "Lock-Up Period"). The foregoing restriction has been expressly agreed to preclude the holder of the Parent ADSs from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of any Parent ADSs during the Lock-Up Period, even if such Parent ADSs would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Parent ADSs or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Parent ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Parent's transfer agent and registrar against the transfer of Parent ADSs held by the undersigned except in compliance with the foregoing restrictions.

     Notwithstanding the foregoing, (i) the restrictions described above in this letter agreement shall not apply to any Parent Registered Shares (A) now owned or hereafter acquired directly by the undersigned (including Parent Registered Shares received from the Depositary for the Parent ADSs upon surrender of the American Depositary Receipt(s) representing the Parent ADSs) or with respect to which the undersigned has or hereafter acquires the power of disposition, or (B) that the undersigned may distribute to the partners or shareholders of such person, and (ii) the surrender to the Depositary for the Parent ADSs of any or all Parent ADSs to be received by the undersigned as a result of either the Offer or the Merger shall not be considered a "Disposition" for purposes of this letter agreement.

     Notwithstanding any provision of this Agreement to the contrary, this Agreement shall terminate upon termination of the Merger Agreement.

                     [The next page is the signature page]

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offer has not been consummated on or before July 15, 2001, this Lock-Up Agreement shall be of no further force or effect.

                                    SUN MULTIMEDIA PARTNERS, L.P.

                                    By: SUN MULTIMEDIA ADVISORS, INC.,
                                        its general partner

                                    By:_________________________________
                                         Name: Rodger R. Krouse
                                         Title: Vice President


                                    SUN VENTURE CAPITAL PARTNERS I, L.P.

                                    By: SUN VENTURE CAPITAL ADVISORS, INC.,
                                        its general partner

                                    By:_________________________________
                                         Name: Rodger R. Krouse
                                         Title: Vice President